EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 7, 2025, Scientific Industries, Inc. (the “Company”), a Delaware corporation, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Troemner, LLC, a Delaware limited company (the “Purchaser”), pursuant to which the Company sold and the Purchaser purchased substantially all of the assets of the Company’s Genie Division of Benchtop Laboratory Equipment consisting primarily of the Genie line of products and related fixed assets, inventory, and intellectual property. The purchase price consisted of $9,600,000 minus certain working capital adjustments, plus an earn-out of up to an aggregate of $1,500,000, of which $1,140,000 is payable on the Company’s performance of certain supply and transition services under separate agreements. Specifically, the Company will supply products currently produced by the Genie Division to the Purchaser for an initial period of at least six months, renewable for 3-month periods up to a maximum of twelve months, plus transition services which include training and transfer of know-how by the Company to the Purchaser. The Purchase Agreement contains customary conditions, representations, warranties, indemnities and covenants by, among, and for the benefit of the parties.

The following unaudited pro forma condensed consolidated financial information is intended to illustrate how the Transaction would affect the historical financial statements of the Company if the Transaction had been consummated at an earlier time as indicated herein.

The unaudited pro forma condensed consolidated financial information is derived, in part, from, and should be read in conjunction with, the Company’s historical consolidated financial statements and notes thereto, as presented in its Quarterly Report on Form 10-Q for the six months ended June 30, 2025 and its Annual Report on Form 10-K for the year ended December 31, 2024.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Scientific Industries accounting and financial reporting in these unaudited pro forma condensed consolidated financial information is based on its assessment of the appropriate application of accounting principles generally accepted in the U.S. (“U.S. GAAP”).

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2025 is prepared with the assumption that the Transaction had been consummated on June 30, 2025.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024 and the six months ended June 30, 2025 and 2024 is prepared with the assumption that the Transaction had been consummated on January 1, 2024.

The transaction accounting adjustments to reflect the Transaction in the unaudited pro forma condensed consolidated financial statements include:

•	Receipt of upfront consideration of $7,614,200;

•	Sale of the assets of the Genie Product Line; and

•	Derecognition of assets, liabilities, revenues, cost of good sold and operating expenses associated with the Genie product line.

The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the results of operations, the financial position or the gain on the transaction which would have actually resulted if the Transaction had been consummated on the dates indicated, or which may result in future periods.

The Company prepared the unaudited pro forma condensed consolidated financial information based upon assumptions deemed appropriate by its management. An explanation of certain assumptions is set forth in the notes to the unaudited pro forma condensed consolidated financial information. The pro forma adjustments may differ from those that have been or will be calculated to report the Transaction as a discontinued operation in the Company's historical and future filings, and do not reflect future events that may occur after the Transaction.

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The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto.

	30-Jun-25	Transaction Accounting Adjustments	Notes	Pro Forma As Adjusted
	(Historical)
ASSETS
Current assets:
Cash and cash equivalents	$891,400	7,614,200	(1)	8,505,600
Investment securities	390,900			390,900
Trade accounts receivable, less allowance for doubtful accounts of $33,600 at June 30,
2024 and December 31, 2023	966,000	(546,600)	(2)	419,400
Inventories	4,393,300	(2,673,200)	(2)	1,720,100
Income tax receivable	73,600			73,600
Prepaid expenses and other current assets	495,200	(85,800)	(2)	409,400
Total current assets	7,210,400	4,308,600		11,519,000

Property and equipment, net	906,600	(110,100)	(1)	796,500
Goodwill	115,300			115,300
Other intangible assets, net	530,800	(5,500)	(1)	525,300
Inventories	547,800			547,800
Operating lease right-of-use assets	856,800			856,800
Other assets	58,700			58,700
Total assets	$10,226,400	4,193,000		14,419,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$651,400	(311,200)	(2)	340,200
Accrued expenses	687,900	(238,100)	(2)	449,800
Contract liabilities	57,200			57,200
Lease liabilities, current portion	299,400			299,400
Total current liabilities	1,695,900	(549,300)		1,146,600

Lease liabilities, less current portion	606,300			606,300
Total liabilities	2,302,200	(549,300)		1,752,900

Shareholders’ equity:
Common stock, $0.05 par value; 30,000,000 shares authorized; 11,553,599,shares issued;
10,553,500, shares outstanding at June 30, 2025 and December 31, 2023	577,700			577,700
Additional paid-in capital	44,412,700			44,412,700
Accumulated other comprehensive gain (loss)	166,500			166,500
Accumulated deficit	(37,232,700)	4,742,300	(3)	(32,490,400)

Total shareholders’ equity	7,924,200	4,742,300		12,666,500

Total liabilities and shareholders’ equity	$10,226,400	4,193,000		14,419,400

(1)	Recognition of Cash received from and Assets Sold as part of the Sale of Genie Product Line
(2)	Derecognition of the assets and settlement of the liabilities associated with the Genie Product Line
- where the Assets and Liabilities could be directly attributed to Genie they were classified as such
- where the Assets and Liabilities could not be directly attributed to Genie they were allocated using % of Genie Sales to Total Segment Sales
(3)

Recognition of gain on the transaction of $5,263,400. This represents the recognition of cash received for the sale of $7,614,200 million and derecognition of the assets and non-cash settlement of the liabilities associated with the Genie Product line.

(4)	Eliminate revenues, cost of goods sold and operating expenses associated with the Genie Product Line

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	Jun-25	Transaction Accounting Adjustments	Notes	Pro Forma As Adjusted
	(Historical)
Revenues	$4,736,400	(2,727,800)	(4)	2,008,600

Cost of revenues	2,699,900	(1,450,800)	(4)	1,249,100

Gross profit	2,036,500	(1,277,000)		759,500

Operating expenses:
General and administrative	2,228,200	(475,500)	(4)	1,752,700
Selling	1,836,600	(225,800)	(4)	1,610,800
Research and development	1,329,200	(68,100)	(4)	1,261,100

Total operating expenses	5,394,000	(769,400)		4,624,600

Loss from operations	(3,357,500)	(507,600)		(3,865,100)

Other income (expense):
Other income (expense), net	20,400			20,400
Gain on disposition of Genie Product Line	-	5,263,400	(1)	5,263,400
Interest income	34,900			34,900
Total other income, net	55,300	5,263,400		5,318,700

Loss from continuing operations before income tax benefit	(3,302,200)	4,755,800		1,453,600

Income tax benefit, current	-	(13,500)	(4)	(13,500)
Income tax benefit, deferred	-
Total Income tax benefit	-	(13,500)		(13,500)

Net Gain (loss)	$(3,302,200)	4,742,300		1,440,100

Comprehensive gain (loss):
Foreign currency translation (loss) gain	279,600	-		279,600
Comprehensive (loss) gain	279,600	-		279,600

Total comprehensive loss	$(3,022,600)	-		1,719,700

Basic and Diluted loss per common share

Consolidated operations	$(0.30)	-		0.13

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	Dec-24 (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma As Adjusted
Revenues	$10,712,600	(5,915,500)	(4)	4,797,100

Cost of revenues	5,979,000	(3,188,500)	(4)	2,790,500

Gross profit	4,733,600	(2,727,000)		2,006,600

Operating expenses:
General and administrative	4,822,700	(1,002,400)	(4)	3,820,300
Selling	3,643,000	(406,600)	(4)	3,236,400
Research and development	2,906,100	(143,100)	(4)	2,763,000

Total operating expenses	11,371,800	(1,552,100)		9,819,700

Loss from operations	(6,638,200)	(1,174,900)		(7,813,100)

Other income:
Other income, net	12,400	-		12,400
Gain on Disposition of Genie Product Line	-	5,263,400	(1)	5,263,400
Interest income	180,400	-		180,400
Total other income, net	192,800	5,263,400		5,456,200

Loss from continuing operations before income tax benefit	(6,445,400)	4,088,500		(2,356,900)

Income tax benefit, current	-	(13,500)	(4)	(13,500)
Income tax benefit, deferred	-
Total Income tax benefit	-	(13,500)		(13,500)
	-
Net loss	$(6,445,400)	4,075,000		(2,370,400)

Comprehensive gain (loss):

Foreign currency translation (loss) gain	(131,700)	-		(131,700)
Comprehensive (loss) gain	(131,700)	-		(131,700)

Total comprehensive loss	$(6,577,100)			(2,502,100)

Basic and Diluted loss per common share

Consolidated operations	$(0.61)			(0.23)

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